Exhibit 4.01
                                                                    ------------


                    [FACE OF CONTINGENT PROTECTION SECURITY]

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED                                        CUSIP:  22541L AJ 2
                                                  ISIN:  US22541LAJ26
                                                  COMMON CODE:  017803026

NO. 1                                             PRINCIPAL AMOUNT: $15,500,000


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
        Five-Year Contingent Protection Securities due September 30, 2008
                          Linked to the S&P 500(R) Index


         CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof), in the coin or currency of the United States. This Contingent Protection Security does not bear interest.

         Reference is hereby made to the further provisions of this Contingent Protection Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Contingent Protection Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, the Company has caused this Contingent Protection Security to be duly executed under its corporate seal.

                                          CREDIT SUISSE FIRST BOSTON (USA), INC.


[SEAL]                                    By:  /s/ Raymond M. Disco
                                               --------------------
                                               Name: Raymond M. Disco
                                               Title: Assistant Treasurer



                                          By:  /s/ Zev A. Kindler
                                               ------------------
                                               Name:  Zev A. Kindler
                                               Title:  Assistant Treasurer


Attest:


By:  /s/ Mary Kate Wynperle
     -------------------------
     Name:  Mary Kate Wynperle
     Title:  Assistant Secretary



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 6, 2003

                                                   JPMORGAN CHASE BANK,
                                                   as Trustee



                                                  By:  /s/ Craig Baumberger
                                                       --------------------
                                                       Authorized Signatory

                   [REVERSE OF CONTINGENT PROTECTION SECURITY]

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
        Five-Year Contingent Protection Securities due September 30, 2008
                         Linked to the S&P 500(R) Index

         This Contingent Protection Security is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Contingent Protection Security is one of a series designated as the Five-Year Contingent Protection Securities due September 30, 2008 of the Company, Linked to the S&P 500(R) Index (the "Contingent Protection Security").

         No Interest will be payable on this Contingent Protection Security.

         This Contingent Protection Security is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

         No reference herein to the Indenture and no provision of this Contingent Protection Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Contingent Protection Security in the manner, at the place, at the time and in the coin or currency herein prescribed.

         The Contingent Protection Securities are issuable initially only in registered form without coupons in denominations of $1,000 or any integral multiple thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

         The Contingent Protection Securities will not be redeemable at the option of the Company prior to maturity.

         The Company will not be required to pay any Additional Amounts on the Contingent Protection Securities.

Maturity Date

         The maturity date of the Contingent Protection Securities is September 30, 2008 (the "Maturity Date"); however, if a Market Disruption Event exists on the Valuation Date for the Final Index Level, as determined by the Calculation Agent, the Maturity Date will be the later of September 30, 2008 and the third Index Business Day following the day on which the Final Index Level is calculated.

Redemption Amount

         The Company will redeem the Contingent Protection Securities at maturity for a Redemption Amount in cash that will equal the amount invested in the Contingent Protection Securities multiplied by the sum of 1 plus the Index Return (the "Redemption Amount").

         The Index Return is based on the difference between the Final Index Level and the Initial Index Level, expressed as a percentage. The "Index Return" is calculated as follows:

o If at all times during the term of the Contingent Protection Securities the level of the S&P 500(R) Index remains above the Loss of Protection Trigger, then the Index Return will equal the greater of:


                          (a)      Zero; and


                          (b)         Final Index Level - Initial Index Level
                                      ---------------------------------------
                                               Initial Index Level

o If on any day during the term of the Contingent Protection Securities the level of the S&P 500(R) Index falls to or below the Loss of Protection Trigger, then the Index Return will equal:


                                     Final Index Level - Initial Index Level
                                     ---------------------------------------
                                             Initial Index Level

         The Redemption Amount shall be an amount in U.S. dollars (rounded to the nearest cent, half of one cent being rounded upwards) as determined by the Calculation Agent.

         The "Initial Index Level" is equal to 995.97.

         The "Loss of Protection Trigger" is equal to 58.0% of the Initial Index Level, or 577.66 expressed numerically.

         The "Final Index Level" will equal the Closing Level of the S&P 500(R) Index on September 25, 2008 or, if such day is not an Index Business Day, the first following day that is an Index Business Day, subject to the occurrence of a Market Disruption Event.

         The "Closing Level" will, on any Index Business Day, be the level of the S&P 500(R) Index determined by the Calculation Agent at the Valuation Time, subject to the Adjustment Provisions set forth below. The "Valuation Time" is the time at which Standard & Poor's Corporation ("S&P"), or such other person acceptable to the Calculation Agent that calculates and publishes the S&P 500(R) Index or any agent or other person, calculates the closing level of the S&P 500(R) Index.

         An "Index Business Day" is any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on The Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, other than a day on which one or more of these exchanges is scheduled to close prior to its regular weekday closing time.

         A "Market Disruption Event" is, in respect of the S&P 500(R) Index, the occurrence or existence on any Index Business Day during the one-half hour period that ends at the relevant Valuation Time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on (a) the Nasdaq Stock Market, the New York Stock Exchange and/or the American Stock Exchange in securities that comprise 21% or more of the level of the S&P 500(R) Index based on a comparison of (1) the portion of the level of the S&P 500(R) Index attributable to each security in which trading is, in the determination of the Calculation Agent, materially suspended or materially limited relative to (2) the overall level of the S&P 500(R) Index, in the case of (1) or (2) immediately before that suspension or limitation; or (b) the Chicago Mercantile Exchange and/or the Chicago Board Options Exchange in options contracts on the S&P 500(R) Index; or
(c) the Chicago Mercantile Exchange and/or the Chicago Board Options Exchange in futures contracts on the S&P 500(R) Index; in the case of (a), (b) or (c) if, in the Company's determination, such suspension or limitation is material.

Market Disruption Events

         If the Calculation Agent determines that on the Valuation Date for the Final Index Level a Market Disruption Event exists, then such Valuation Date will be postponed to the first succeeding Index Business Day on which the Calculation Agent determines that no Market Disruption Event exists, unless the Calculation Agent determines that a Market Disruption Event exists on each of the five Index Business Days immediately following the Valuation Date. In that case, (a) the fifth succeeding Index Business Day after the original Valuation Date will be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (b) the Calculation Agent will determine the Final Index Level on the deemed Valuation Date in accordance with the formula for and method of calculating the S&P 500(R) Index last in effect prior to the commencement of the Market Disruption Event using exchange traded prices on the Nasdaq Stock Market, the New York Stock Exchange and/or the American Stock Exchange (as determined by the Calculation Agent in its sole and absolute discretion) or, if trading in any security or securities comprising the S&P 500(R) Index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the Nasdaq Stock Market, the New York Stock Exchange and/or the American Stock Exchange (as determined by the Calculation Agent in its sole and absolute discretion) but for the suspension or limitation, as of the Valuation Time on the deemed Valuation Date, of each such security comprising the S&P 500(R) Index, subject to the Adjustment Provisions set forth below.

         In the event that a Market Disruption Event exists on the valuation date for the Final Index Level, the Maturity Date of the Contingent Protection Securities will be the later of September 30, 2008 and the third Index Business Day following the day on which the Final Index Level is calculated. No interest or other payment will be payable because of any such postponement of the Maturity Date.

Adjustments to the Calculation of the S&P 500(R) Index ("Adjustment Provisions")

         If the S&P 500(R) Index is (a) not calculated and announced by S&P but is calculated and announced by a successor acceptable to the Calculation Agent or (b) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the S&P 500(R) Index, then the S&P 500(R) Index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

         Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to the Company and the Trustee, which will provide notice of the selection of the successor index to the Holders of the Contingent Protection Securities.

         If (x) on or prior to the Valuation Date for the Final Index Level, S&P makes, in the determination of the Calculation Agent, a material change in the formula for or the method of calculating the S&P 500(R) Index or in any other way materially modifies the S&P 500(R) Index (other than a modification prescribed in that formula or method to maintain the S&P 500(R) Index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on the Valuation Date S&P fails to calculate and announce the S&P 500(R) Index, then the Calculation Agent will calculate the Redemption Amount using, in lieu of a published level for the S&P 500(R) Index, the closing level for the S&P 500(R) Index at the Valuation Time on the Valuation Date as determined by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500(R) Index last in effect prior to that change or failure, but using only those securities that comprised the S&P 500(R) Index immediately prior to that change or failure. Notice of adjustment of the S&P 500(R) Index will be provided to Holders of the Contingent Protection Securities.

Events of Default and Acceleration

         In case an Event of Default (as defined in the Indenture) with respect to the Contingent Protection Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Contingent Protection Securities (in accordance with the acceleration provisions set forth in the Indenture) will be determined by the Calculation Agent and will equal, for each Contingent Protection Security, the Redemption Amount calculated as if the Valuation Date for the Final Index Level was the date of acceleration.

         Upon due presentment for registration of transfer of this Contingent Protection Security at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Contingent Protection Security or Contingent Protection Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Contingent Protection Security (whether or not this Contingent Protection Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the Redemption Amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Contingent Protection Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         The calculation agent for the Contingent Protection Securities (the "Calculation Agent") is Credit Suisse First Boston International. The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error). The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

         Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Contingent Protection Security.

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within Contingent Protection Security and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer such Contingent Protection Security on the books of the
Issuer, with full power of substitution in the premises.

                                                   Signature:


Dated:
      ------------------------------               -----------------------------
                                                   NOTICE: The signature to this
                                                   assignment must correspond
                                                   with the name as written upon
                                                   the face of the within
                                                   Contingent Protection
                                                   Security in every particular
                                                   without alteration or
                                                   enlargement or any change
                                                   whatsoever.